Exhibit 23.5
CONSENT OF COUNSEL
We hereby consent to the filing of our opinion as Exhibit 8.2 to Pre-Effective Amendment No. 5 to the Registration Statement being filed with the Securities and Exchange Commission by Brookshire Raw Materials (U.S.) Trust on Form S-1/A and to the references to us under the captions “Certain Canadian Federal Income Tax Considerations” and “Legal Matters” in the Prospectus constituting part of the Registration Statement.

/s/ Cassels Brock & Blackwell LLP
Cassels Brock & Blackwell LLP
Toronto, Canada
August 27, 2007